Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 24, 2020 appearing in this Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan I for the year ended December 31, 2019.

CliftonLarsonAllen LLP

Phoenix, Arizona

June 24, 2020